As filed with the Securities and Exchange Commission on October 9, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

FS Investment Corporation IV

(Exact name of registrant as specified in its charter)

Maryland	47-3258730
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-204239

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.001 per share

Class D Common Stock, par value $0.001 per share

Class T Common Stock, par value $0.001 per share

Class I Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are Class A common stock, par value $0.001 per share, Class D common stock, par value $0.001 per share, Class T common stock, par value $0.001 per share, and Class I common stock, par value $0.001 per share (collectively, “common stock”), of FS Investment Corporation IV (the “Registrant”). The description of the shares of common stock contained in the sections entitled “Distributions,” “Description of Our Securities,” “Multiple Share Classes,” “Suitability Standards” and “Share Repurchase Program” in the Prospectus included in the Registrant’s Registration Statement on Form N-2 (File No. 333-204239), filed with the Securities and Exchange Commission on May 18, 2015 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this registration statement have been filed as exhibits to the Registrant’s Registration Statement on Form N-2 (File No. 333-204239) and are hereby incorporated herein by reference:

3.1	Articles of Amendment and Restatement (Incorporated by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-2 filed on September 24, 2015 (File No. 333-204239)).

3.2	Bylaws (Incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-2 filed on September 14, 2015 (File No. 333-204239)).

4.1	Distribution Reinvestment Plan (Incorporated by reference to Exhibit (e) to the Registrant’s Registration Statement on Form N-2 filed on September 14, 2015 (File No. 333-204239)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 9, 2015

FS INVESTMENT CORPORATION IV

By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	President and Chief Executive Officer